Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Amendment No. 1 to Schedule 13G dated February 13, 2015 with respect to the shares of Common Stock of Cytokinetics, Incorporated., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  February 13, 2015

BIOTECHNOLOGY VALUE FUND, L.P.		INVESTMENT 10, L.L.C.

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment adviser
By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BIOTECHNOLOGY VALUE FUND II, L.P.		MSI BVF SPV, LLC

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment adviser
By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BVF PARTNERS L.P.		BVF INC.

By:	BVF Inc., its general partner	By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	/s/ Mark N. Lampert		President
Mark N. Lampert
President
/s/ Mark N. Lampert
MARK N. LAMPERT
BVF INVESTMENTS, L.L.C.

By:	BVF Partners L.P., its manager
By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
Mark N. Lampert
President